UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

STARTEK, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Cook Street, 4th Floor, Denver, Colorado	80206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 399-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

StarTek, Inc. (“StarTek”) and AT&T Corp. (“AT&T”) have entered into various amendments and an order, which are summarized below. These amendments and order transfer the amended orders to a new Master Agreement (as described below) and implement other changes in pricing and service terms.

Order
On March 28, 2007, StarTek and AT&T Corp. entered into a Prime Local Order (the “Local Order”), which superseded a previous Prime Local Order, which terminated as of December 31, 2006 and had been entered into under a General Agreement dated January 1, 2002, (the “2002 MSA”). The Local Order was effective on January 1, 2007, terminates March 31, 2008, and is governed by the Master Agreement entered into on January 26, 2007, (the “Master Agreement”) as described below. The Local Order authorizes StarTek to provide specified services to AT&T in exchange for fees as specified in the Local Order. For purposes of this Local Order only, the termination provisions in the Local Order supersede corresponding provisions contained in the Master Agreement. The termination provisions in the Local Order provide that AT&T may terminate the Local Order, in whole or in part, by providing 30 days notice to StarTek. In such case, AT&T may, at its sole discretion, either a) require StarTek to complete some or all orders then in process, provided AT&T compensates StarTek pursuant to agreed-upon pricing terms, or b) recall and/or retract in writing some or all orders previously sent to StarTek and not yet completed, in which case, depending on the then current status of such orders, AT&T will compensate StarTek for 50% of the applicable rate for each such order. Additionally, in the event of breach or default by StarTek, AT&T has the right to immediately cancel this Local Order by providing written notice to StarTek.

Amendments
Also on March 28, 2007, StarTek entered into Amendment No. 4 to an LSSD Ordering and Provisioning Order (the “LSSD Order”), previously entered into under the 2002 MSA on April 15, 2004, and subsequently amended on June 11, 2004, December 20, 2004, and December 15, 2005. This Amendment No. 4 provides that the term of the LSSD Order will end on March 31, 2008, and that the LSSD Order shall henceforth be governed by the Master Agreement rather than the 2002 MSA.

Also on March 28, 2007, StarTek entered into Amendment No. 5 to a Nodal Voice Ordering and Provisioning Order (the “Nodal Order”), previously entered into under the 2002 MSA on April 15, 2004, and subsequently amended on December 20, 2004, April 28, 2005, and December 1, 2005, and August 31, 2006. This Amendment No. 5 provides that the term of the Nodal Order will end on March 31, 2008, and that the Nodal Order shall henceforth be governed by the Master Agreement rather than the 2002 MSA.

On April 3, 2007, StarTek entered into Amendment No. 2 to an ACS Order, previously entered into under the 2002 MSA on October 21, 2004, and subsequently amended on December 15, 2005. The Amendment provides that the term of the ACS Order will end on March 31, 2008, and that the ACS Order shall henceforth be governed by the Master Agreement rather than the 2002 MSA.

Master Agreement
The aforementioned Amendments and Order are governed by a Contact Call Center Agreement (the “Master Agreement”), as mentioned above. The Master Agreement assigns no rights or obligations to the parties until a related statement of work (also referred to as an “Order”) is executed. The aforementioned Amendments and Order establish the first statements of work under the Master Agreement. The Master Agreement is effective beginning on January 26, 2007, and will remain in effect for three years (the “Initial Term”). After the Initial Term, the Master Agreement will continue on a month-to-month basis until terminated by either party upon 30 days prior written notice. Orders executed under the Master Agreement may be terminated in whole or in part at any time upon prior written notice to us. Additionally, either party may cancel the contract upon a material default under the Master Agreement or any Order thereunder by the other party if the material default is not cured within 30 days written notice. If StarTek is the party in default, AT&T may cancel any affected Order without any financial obligation or liability on the part of AT&T. The Master Agreement is intended to be used on a going-forward basis, rather than the 2002 MSA and pursuant to which several orders had been entered.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: April 5, 2007

By: /s/ D. Michael Clayton
Senior Vice President, General Counsel and Secretary